SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant (   )

Check the appropriate box:

(   )     Preliminary Proxy Statement   (   ) Confidential, for Use of the
                                              Commission Only (as permitted
( X )     Definitive Proxy Statement          by Rule 14a-6(e)(2))
(   )     Definitive Additional Materials
(   )     Soliciting Material Pursuant to Rule 14a-11(c) or
Rule 14a-12

                         BELMONT BANCORP.
_______________________________________________________________________
       (Name of Registrant as Specified In Its Charter

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      BELMONT BANCORP.
                       April 21, 1997

To the Shareholders of BELMONT BANCORP.:

   The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the Belmont National Bank conference room at Belmont National Bank, 100 Plaza Drive, St. Clairsville, Ohio, on Monday, April 21, 1997, at 11:00 a.m. for the following purposes:

  1.   To elect five (5) persons as Directors to serve for a
three-year   term   expiring at the   annual shareholders'
meeting in 2000.

   2. To consider and act upon a proposal to ratify the appointment of S. R. Snodgrass A.C. as independent auditors for the year ending December 31, 1997.

   3. To transact such other business as may properly come before the meeting and any adjournment thereof.

   Only shareholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.

  BY ORDER OF THE BOARD OF DIRECTORS.
  JANE R. MARSH, Secretary
Bridgeport, Ohio
March 21, 1997

                       PROXY STATEMENT
                             OF
                      BELMONT BANCORP.

                       325 Main Street
                   Bridgeport, Ohio 43912

               ANNUAL MEETING OF SHAREHOLDERS
                       April 21, 1997

   This Proxy Statement is furnished to the shareholders of Belmont Bancorp. in connection with the solicitation by the Board of Directors of Belmont Bancorp. (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 21, 1997, in the conference room of Belmont National Bank, 100 Plaza Drive, St. Clairsville, Ohio, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies. Any proxy may be revoked any time before it is exercised.

   This Proxy Statement and the accompanying Proxy are being mailed to shareholders on March 21, 1997.

   The Board of Directors has fixed the close of business on February 28, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date 2,114,644 shares of
Common Stock of the Corporation were outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of the shareholders' shares of Common Stock multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single Director, or such votes may be distributed among the nominees, as each shareholder may see fit.

  The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is borne by the Corporation. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Corporation or by announcement at the Shareholders' Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Shareholders' Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

          PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

  The Board of Directors of the Corporation by resolution at its meeting on January 20, 1997, set the number of Directors at fourteen (14) members with five (5) members to be elected to the class which expires at the annual meeting in 2000. All nominees are currently Directors of the Corporation and its principal subsidiary, Belmont National Bank. Each of the nominees to be elected has continuously served in the principal occupation shown for the past five years.

   The following persons have been nominated for election to
the  Board  of  Directors to serve  for  a  three-year  term expiring at the annual shareholders' meeting in 2000:
                                                  Common Stock
Name And                            Year First               % of
Principal Occupation           Age    Elected   Amount       Total
John  A.  Belot                 54     1979     18,706 (1)      *                   President,
  Walden Industries, Inc.

Terrence  A. Lee, CPA           47     1987      1,733 (2)      *
  Chairman, Belmont Bancorp.
  and Belmont National Bank;
  Partner, Lee & Associates

Dana  J.  Lewis                 53     1994     13,370          *
  President, Zanco Enterprises,
  Inc., New Philadelphia, Ohio;
  Owner/Operator of McDonalds
  restaurants

W.  Quay  Mull, II              54     1984     12,594 (3)                           *
  Chairman of the Board
  Mull Industries, Inc.

William  Wallace                41     1991      9,867 (4)      *
  Executive Vice President &
  Chief Operating Officer,
  Belmont National Bank;
  Vice President, Belmont Bancorp.

Footnotes
1.   This amount includes 6,324 shares held jointly by Terry
L. Belot, wife of John A. Belot, and Jason Michael Belot, son of John A. Belot; 6,324 shares held jointly by Terry L. Belot and John A. Belot, Jr., son of John A. Belot; 3,575 shares held in the name of Jason Michael Belot; and 549 shares held in the name of John A. Belot, Jr. Mr. John A. Belot has retained voting rights with respect to these shares. This amount also includes 1,000 shares held in the name of Terry L. Belot, IRA, to which Mr. Belot disclaims any beneficial interest.

2. This amount includes 12 shares held in the name of Terrence A. Lee, Custodian for Katherine M. Lee, UOTMA; 12 shares held in the name of Terrence A. Lee, Custodian for Natalie A. Lee, UOTMA; and 12 shares held in the name of Terrence A. Lee, Custodian for Tara N. Lee, UOTMA; Mr. Lee's minor daughters. This amount does not include 21,194 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, to which Mr. Lee disclaims any beneficial interest.

3. This amount includes 8,040 shares held in the name of Mull Machine Company of which Mr. Mull is President and holds a substantial ownership interest.

4. This amount includes 2,632 shares held jointly with Christine Wallace, Mr. Wallace's wife, in which he shares voting and investment power; 2,061 shares held in the name of Christine Wallace, IRA, to which Mr. Wallace disclaims any beneficial interest; 453 shares held in the name of William Wallace as Custodian for Joseph J. Wallace, UWVTMA; 453 shares held in the name of William Wallace as Custodian for Lauren C. Wallace, UWVTMA; 421 shares held in the name of William Wallace as Custodian for Adrienne C. Wallace, UWVTMA; and 388 shares held in the name of William Wallace as Custodian for William J. Wallace, UWVTMA; Mr. Wallace's minor children.

*  Denotes less than a 1% interest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
ABOVE NOMINEES TO THE BOARD OF DIRECTORS OF BELMONT BANCORP.

   In addition to the foregoing nominees, the following persons are presently serving as members of the Board of
Directors:

Directors  Whose Term of Office Will Expire  at  the  Annual
Shareholders' Meeting in 1998
                                                Common Stock
Name And                           Year First             % of
Principal Occupation           Age   Elected   Amount     Total
J. Vincent Ciroli, Jr.          51    1984     10,043         *
  President & Chief Executive
  Officer, Belmont Bancorp.
  and Belmont National Bank

John  H.  Goodman, II           52    1974     44,886 (5)  2.12
  Realtor, President
  Goodman Group, Inc.

Keith A. Sommer                 56    1995      2,734         *
  Attorney, Partner, Sommer,
  Liberati & Hoffman

James R. Miller                 54    1995        400         *
  President, New Philadelphia
  Fan Company (Jan. 1997 to
  Present) Vice President &
  General Manager,
  Joy Technologies Inc.
  (April 1992-Dec. 1996)

Footnotes
5. This amount includes 2,854 shares held in the name of Marylouise Goodman IRA, and 133 shares held in the name of Marylouise Goodman, wife of John H. Goodman, II, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 21,194 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 1,612 shares held by John H. Goodman, II and J. Harvey Goodman, Trustees under a trust dated February 13, 1995 and 4,283 shares held by J. Harvey Goodman and John H. Goodman, II, Trustees under a trust dated April 26, 1995.

Directors  Whose Term of Office Will Expire  at  the  Annual
Shareholders' Meeting in 1999
                                                 Common Stock
Name And                            Year First             % of
Principal Occupation           Age    Elected   Amount     Total
Mary L. Holloway Haning         41     1993      1,565 (6)    *
  Teacher, Mount De Chantal
  School (Sept. 1996 -
  Present) Special Projects
  Coordinator, Plastic Surgery,
  Inc. (Sept. 1995-Sept. 1996)
  Director of Admissions,
  Wheeling Country Day School
  (1987-1995)

Charles J. Kaiser, Jr.          47     1979     10,548 (7)    *
  Attorney, Partner, Phillips,
  Gardill, Kaiser & Altmeyer

Samuel A. Mumley                65     1996        100        *
  Executive Secretary,
  Ohio Valley Athletic
  Conference

Thomas Olszowy                  50     1993     15,066 (8)    *
  Independent Insurance Agent,
  Tom Olszowy Insurance Agency

Charles  A.  Wilson, Jr.        54     1973     21,816 (9) 1.03                     President,
  Wilson Funeral & Furniture
  Co.

Footnotes
6. This amount includes 1,024 shares held for the benefit of Mary L. Holloway Haning in trust in which Wesbanco Bank
Wheeling is trustee.

7. This amount includes 72 shares held in the name of Deborah P. Kaiser, IRA, wife of Charles J. Kaiser, Jr., to which Mr. Kaiser disclaims any beneficial interest and 600 shares held in the name of Marchak Investment Co., a partnership, in which Mr. Kaiser is a general partner and holds a substantial beneficial interest.

8. This amount includes 11,982 shares held in the names of Tom and Diana Olszowy joint tenants with right of survivorship in which Mr. Olszowy shares voting and investment power. This amount also includes 302 shares held in the name of Tom Olszowy, custodian for Dana Paul Olszowy, and 802 shares held in the name of Tom Olszowy, custodian for Jonathan T. Olszowy, to which Mr. Olszowy disclaims any beneficial interest.

9. This amount includes 3,122 shares held in the name of Wilson Funeral and Furniture Company of which Mr. Wilson is
President, holds a substantial stock interest and has voting power.

  As of February 28, 1997, the Directors and Officers of the
Corporation as a group beneficially owned 162,428 shares  or
7.68  percent  of  the  outstanding  common  stock  of   the
Corporation.

Transactions with Directors and Officers

    Certain Directors and Executive Officers and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1996. From time to time the law firms of Phillips, Gardill, Kaiser & Altmeyer, of which Charles J. Kaiser, Jr. is a partner, and Sommer, Liberati & Hoffman, of which Keith A. Sommer is a partner, have rendered legal services to the Corporation and the Bank. Messrs. Kaiser and Sommer are directors of both the Corporation and the Bank. It is contemplated that these firms will be retained to perform legal services during the current year.

Meetings of the Board of Directors and Committees and Compensation of Members

   The Board of Directors of the Corporation met six (6) times during the year 1996. Each member of the Board of Directors of the Corporation attended seventy-five percent (75%) or more of the total number of meetings of the Board and its committees of which they were members. The Board of Directors of Belmont National Bank met thirteen (13 ) times during 1996. The Directors of the Corporation and the Bank are the same.

   The Board of Directors elects an Executive Committee annually. Messrs. Ciroli, Goodman, Kaiser, Lee, Mull, Olszowy and Wilson are members of the Executive Committee of both the Corporation and the Bank. Meetings of the Executive Committee are called to consider Corporation or Bank business which may arise between normally scheduled meetings or to consider in depth policies and make recommendations to the Board of Directors. The Executive Committee of the Bank met eight (8) times during 1996.

  The Executive Committee of the Corporation also serves as a Nominating Committee. As such, the Committee seeks and recommends individuals for nomination as directors. The Nominating Committee will consider as prospective directors persons suggested to them by any shareholder.

  Messrs. Goodman, Kaiser, Lee, Miller, Mull and Olszowy are members of the Audit Committee of the Bank and the Corporation. The Audit Committee reviews the reports of the Bank's internal auditor, the Bank's compliance officer, and the reports of the Corporation's independent Certified Public Accountants, the adequacy of internal controls and procedures, and reports to the Board of Directors of the Corporation and the Bank. This Committee met four (4) times during 1996.

   The Bank also has a Trust Committee that met three (3) times in 1996 whose members are Ms. Haning and Messrs. Belot, Lewis, Mumley, Sommer, Wallace, Wilson and Logan B. Sturgeon. The Trust Committee of the Bank approves the operations of the Trust Department and reports to the Board of Directors.

   Directors who are not employees of the Corporation or the Bank receive an annual retainer fee of Two Thousand Dollars, payable quarterly in arrears, plus an attendance fee of Two Hundred Dollars for each Bank or Committee Meeting attended. Also, Directors receive an attendance fee of One Hundred Dollars per regularly scheduled quarterly Bancorp. Meeting, not to exceed Four Hundred Dollars. During 1996, a total of $81,266.67 was paid to Directors.

   In addition to the fees paid to Directors, Mr. Richard G. Anderson and Mr. Wilbur L. Terhune, each of whom is a retired Chairman of the Board, received payments under a Deferred Compensation Plan adopted by the Board of Directors on December 15, 1983. Mr. Anderson received $2,423.04 and Mr. Terhune received $5,567.04 during 1996 under this plan. The Deferred Compensation Plan provided an early retirement benefit to covered individuals equal to eighty percent (80%) of a factor corresponding to the number of years the employee's early retirement date preceded his normal retirement date, multiplied by the employee's average compensation as defined under the Bank's retirement plan, minus the employee's monthly accrued benefit under the Bank's retirement plan on a straight life annuity basis. This amount is further reduced by the employee's primary social security benefit. Mr. Terhune's benefit is further reduced by a pension which he receives from a plan unrelated to the Corporation or the Bank.

                   EXECUTIVE COMPENSATION

  The Executive Committee without the executive officers but with the addition of James R. Miller and Keith A. Sommer serves as the Compensation Committee for Belmont National Bank. The officers of the Corporation are currently serving without compensation from Belmont Bancorp. They are, however, compensated by Belmont National Bank for services rendered as officers of the Bank. This Committee is responsible for setting compensation levels for the President and CEO, J. Vincent Ciroli, Jr.; the Executive Vice President and COO, William Wallace; and the Senior Vice President, Controller and Cashier, Jane R. Marsh. The Committee also consults with senior officers with respect to the compensation and benefits of other officers and employees of the Corporation.

                   Compensation Philosophy

   The Corporation bases different portions of its executive
compensation  program  on differing  measures  of  corporate
performance.   As  a result, the Corporation's  compensation
program currently reflects the following themes:

   --    A material portion of compensation should be
meaningfully related to corporate performance.

   --   Since  the Corporation has chosen a senior  executive
team to manage the operations of the Corporation, bonus compensation for these senior executives should be based on team effort and performance of the Corporation as a whole.

   --   Bonus compensation should be related to the return on
shareholders' equity and should be payable only if the shareholders have received a reasonable return on equity.

   -- Compensation should play a critical role in attracting and retaining executives whom the Corporation deems most able to further its goals and, therefore, should be comparable to compensation paid by comparable peer organizations.

                 Summary Compensation Table

   For  the year ended December 31, 1996, J. Vincent Ciroli,
Jr.,  William  Wallace  and Jane  R.  Marsh  were  the  only
officers   compensated  in  excess   of   $100,000.    Their
compensation is summarized in the following table:

Name and                                                      All Other
Principal Position       Year    Salary       Bonus           Compensation
J. Vincent Ciroli, Jr.   1996    $152,000.00   $68,400.00     $16,767.99
President &              1995    $145,000.00  $116,000.00     $14,159.04
Chief Executive          1994    $129,900.06   $88,181.00      $9,439.38
Officer
Belmont Bancorp. and
Belmont National Bank

William Wallace          1996    $110,000.17   $49,500.00     $15,722.09
Vice President,          1995    $105,000.00   $84,000.00     $11,162.44
Belmont  Bancorp. and    1994     $94,734.91   $64,303.00      $6,685.09
Executive Vice President
& Chief Operating Officer
Belmont National Bank

Jane R. Marsh            1996     $70,000.01   $31,500.00      $9,915.19
Secretary, Belmont       1995     $58,000.02   $46,400.00      $6,097.44
Bancorp. and Senior      1994     $51,877.20   $35,212.00      $3,665.09
Vice President,
Controller, and Cashier,
Belmont National Bank

                   Pay Mix and Measurement

   The Corporation's executive compensation program is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary is targeted at the competitive median for peer banking organizations. In order to determine these amounts, the Committee utilizes the Sheshunoff tables, the Executive Studies Group (a division of Ben S. Cole Financial, Inc.), and the Bank Wage-Hour & Personnel Service, and comparisons with other Ohio and regional banking organizations of similar size. Salaries for the executive officers named in the Summary Compensation Table are reviewed by the Committee on an annual basis and may be increased or decreased at that time based on the Committee's analysis of how the management team and the respective individual contributes to the Corporation, as well as increases in median competitive pay levels.

Annual Bonus Incentives for executive officers are intended to reflect the Corporation's belief that management's contribution to corporate performance comes, in part, from maximizing the Corporation's return on common shareholders' equity. Accordingly, the Board of Directors adopted an Executive Incentive Compensation Plan in 1989 to provide incentive compensation based upon the earnings of Belmont National Bank. Amounts paid under the Plan are included in the "Bonus" column in the Summary Compensation Table above. The individuals covered by the Plan are J. Vincent Ciroli, Jr., William Wallace and Jane R. Marsh. Since 1990, the formula for calculating the Executive Incentive Compensation Plan bonus has been based upon the return on equity (ROE) achieved by Belmont National Bank. Twenty percent (20%) of earnings in excess of a selected rate of return on shareholders' equity as of the beginning of each year has comprised the bonus pool. The selected rate of return on shareholders' equity is established annually by the Board of Directors. The bonus pool is allocated among the executive officers based upon the ratio of the participant's salary to total participants' salaries. Beginning in 1996, a sliding cap was placed on the calculation of the bonus pool so that no bonus would exceed eighty percent (80%) of an executive officer's base salary. For the year 1995, the formula was altered to correlate the return on equity base to ninety percent (90%) of the December 31, 1995, Uniform Bank Performance Report's calculation of net income as a percent of average total equity for the peer group of which the Bank is a part. Since the information was not available until March of the following year, the bonus was calculated and paid based upon the September 1995 peer numbers and final adjustments made when the final information was received. The selected rates of return on beginning shareholders' equity was thirteen percent (13.00%) for 1994. In part based upon the delay in obtaining peer numbers and in part based upon the variance between the Bank's performance and peer performance, for the year 1996 the selected rate of return on beginning shareholder's equity was established at eighteen percent (18%). The Committee believes that this
program   provides   an   appropriate   link   between   the
Corporation's performance and the incentives paid to the executive officers. The return on equity goal is established by the Committee annually.

Other  Compensation  is provided so that  the  Corporation's
overall   benefits   are  comparable  with   other   similar
organizations   so  as  to  attract  and  retain   competent
management.

   The Bank has a Defined Contribution 401(k) Savings Plan which allows employees who work over 1,000 hours per year to defer up to 10% of their pre-tax salary to the Plan. The Bank matches fifty percent (50%) of the first four percent (4%) deferred. The Bank may also make voluntary contributions to the Plan. In 1996, the Bank paid $36,166.74 in matching funds and made a voluntary contribution of $184,462.57, or nine percent (9%) of annual salary. In 1996, the profit sharing contribution attributed to Mr. Ciroli was $13,500.00; the matching funds contribution was $2,583.99. The profit sharing contribution paid for Mr. Wallace was $13,500.00; the matching funds contribution was $1,991.09. The profit sharing contribution paid for Mrs. Marsh was $8,389.08 and the matching funds contribution was $1,400.11. This compensation is included in the "All Other Compensation" column in the Summary Compensation Table above.

   The Bank provides reimbursement for club fees, membership dues and entertainment expenses for business use by Mr. Ciroli and Mr. Wallace. The Bank also provides Mr. Ciroli and Mr. Wallace with the use of a company car. Personal benefits from such expenditures are less than 10% of salary and bonus and, therefore, have been excluded from the Summary Compensation Table above.

   The Bank maintains a split-dollar life insurance plan for several of its officers. Under the plan, the Bank maintains ownership of all cash value in the insurance policies and a portion of the death benefits. The participant's named beneficiary is entitled to three times the participant's annual salary at his death. Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage. At the death of the participant, the Bank's share of the death benefit will be sufficient to recover all costs associated with the plan. For 1996, the amount of income attributable for a split-dollar insurance plan was $684.00, $231.00 and $126.00 for Mr. Ciroli, Mr.
Wallace and Mrs. Marsh respectively. These amounts are included in the "All Other Compensation" column in the Summary Compensation Table above.

  The Corporation adopted a Supplemental Retirement Plan for the three executive officers at its meeting on January 18, 1994, and subsequently amended the plan on December 19, 1995, in order to augment the retirement benefits payable to these officers and make them more comparable to the benefits provided under the defined benefit plan which was terminated in 1990. The persons covered under the plan are J. Vincent Ciroli, Jr., President and Chief Executive Officer; William Wallace, Vice President of the Corporation and Executive Vice President and Chief Operating Officer of the Bank; and Jane R. Marsh, Secretary of the Corporation and Senior Vice President, Controller and Cashier of the Bank. Under the Plan the Corporation credited the sum of $163,000 during 1995 to a book reserve account for the benefit of Mr. Ciroli, the sum of $19,000 for Mr. Wallace and the sum of $3,000 for Ms. Marsh. The balance in the book reserve account will be invested as directed by the Board and distributed to the officer over a ten (10) year period following retirement. The officer will bear the risk of earnings in the book reserve account. Under the Plan the maximum amount that can be paid to Mr. Ciroli is $43,000 per annum; to Mr. Wallace $40,000 per annum; and to Ms. Marsh $11,250 per annum. The supplemental retirement benefits may be forfeited if the employee is terminated for cause.

                         COMPENSATION COMMITTEE
                         John H. Goodman, II         W. Quay Mull, II
                         Charles J. Kaiser, Jr.      Thomas Olszowy
                         Terrence A. Lee             Keith A. Sommer
                         James R. Miller             Charles A. Wilson, Jr.

                Stock Price Performance Graph

   The following graph compares for each of the last five years ending December 31 the cumulative total return of the Corporation's Common Stock, All Nasdaq U.S. Stocks Index and SNL Securities' Index of Banks with Assets Size less than $500 million. The cumulative total return of the Corporation's Common Stock assumes $100 invested on December 31, 1991 and assumes reinvestment of dividends.

          Belmont Bancorp. Stock Price Performance


          PROPOSAL NUMBER 2:  SELECTION OF AUDITORS

  The Board of Directors has retained S.R. Snodgrass A.C. as independent auditors for both the Corporation and the Bank for the year ending December 31, 1997. There will be presented to the shareholders at the Annual Meeting a proposal that this selection be ratified by the shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THIS SELECTION BE SO RATIFIED. The services rendered by S.R. Snodgrass A.C. during the year 1996 involved auditing services primarily and consisted of the examination of the financial statements of the Corporation and its subsidiaries, principally the Bank. It is expected that a representative of the accounting firm will be present at the shareholders' meeting. Such representative will be given the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from the shareholders who are present.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the two fiscal years ended
December 31, 1996, all section 16(a) filing requirements applicable to the Corporation's officers, directors, and greater than 10% beneficial owners were complied with.

                        Other Matters

   As  of  the  date of this Proxy Statement, the  Board  of
Directors and Management were unaware of any matters not referred to in this proxy statement for action at the meeting. If any other business comes before the meeting, the persons named in the proxy will have the authority to vote the shares represented by them in accordance with their best judgment.

               Method and Cost of Solicitation

   The  solicitation  of proxies will be made  primarily  by
mail. Proxies may also be solicited personally and by telephone by regular employees and Directors of the Corporation and the Bank without any additional remuneration and at minimal cost. Management intends to request banks, brokerage houses, custodians, nominees, and fiduciaries to obtain authorization for the execution of proxies. The Corporation will bear the entire cost of soliciting proxies.

    Shareholder Proposals for Next Year's Annual Meeting

   Proposals which shareholders intend to present at next year's annual meeting, now scheduled to be held on April 20, 1998, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing no later than November 21, 1997. At the time of the submission of the proposal, a proponent may also submit a statement in support of the proposal. The proposal and its supporting statement in the aggregate shall not exceed 500 words. When submitted to the Corporation, a proposal should be accompanied by a written notice of the proponent's intention to appear personally at the meeting for the purpose of presenting the proposal for action.

Bridgeport, Ohio                           BY ORDER  OF  THE
                                          BOARD OF DIRECTORS
March 21, 1997                        J. VINCENT CIROLI, JR.,
                                             PRESIDENT & CEO

APPENDIX A

PROXY

BELMONT BANCORP., BRIDGEPORT, OHIO
ANNUAL MEETING OF SHAREHOLDERS
APRIL 21, 1997

      KNOW ALL MEN BY THESE PRESENT that I the undersigned Shareholder of BELMONT BANCORP. do hereby nominate, constitute and appoint David L. Barnes and Kelley Archer, or either of them, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Corporation standing in my name at the Annual Meeting of its Shareholders to be held at Belmont National Bank, 100
Plaza Drive, St. Clairsville, Ohio, on April 21, 1997, at 11:00 A.M., or at any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them to serve a three-year term expiring at the annual shareholders' meeting in 2000:
              John A. Belot             W. Quay Mull, II
              Terrence A. Lee           William Wallace
              Dana J. Lewis


with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and numbers as said proxies in their discretion may determine.

THE AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

 For        2.    To consider and act upon a proposal to ratify the
 Against          appointment of S.R. Snodgrass A.C. as independent auditors
 Abstain          for the year ending December 31, 1997.

 For        3.   In accordance with the judgment of the said proxies to vote
 Against         upon such other matters as may be presented for
 Abstain         consideration and action.

DATED   ___________________         ________________________________________

                                    ________________________________________
                                                                 Signature(s)
                                    When signing in a fiduciary capacity,
                                    please give full title.
                                    All joint owners should sign.

Please sign, date and return your Proxy promptly in the enclosed envelope to BELMONT NATIONAL BANK, 154 West Main Street, St. Clairsville, Ohio 43950.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE ITEMS.